Exhibit 4.69

GS FINANCE CORP.

Issuer

and

THE GOLDMAN SACHS GROUP, INC.

Guarantor

to

THE BANK OF NEW YORK MELLON

Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of July 1, 2020

Supplementing the Senior Debt Indenture,

dated as of October 10, 2008, among GS Finance Corp.,

The Goldman Sachs Group, Inc. and

The Bank of New York Mellon

SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2020 (the “Seventh Supplemental Indenture”), among GS Finance Corp., a Delaware corporation (the “Company”), The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantor have each heretofore made, executed and delivered to the Trustee a Senior Debt Indenture, dated as of October 10, 2008 (as amended to but excluding the date hereof, the “Indenture”), among the Company, the Guarantor and the Trustee, providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) and the guarantee thereof by the Guarantor, in each case as described therein;

WHEREAS, Section 9.01(5) of the Indenture provides that, without the consent of any Holders, the Company and the Guarantor, when authorized by their Board Resolutions, and the Trustee, at any time and from time to time, may enter into an indenture supplemental thereto to add to, change or eliminate any of the provisions of the Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

WHEREAS, the Company wishes to make certain changes relating to covenant breaches, events of default, remedies and permitted transfers, with the amendments applying only to certain Securities issued after the time this Seventh Supplemental Indenture is executed and not applying to, or modifying the rights of Holders of, any other Securities;

WHEREAS, the Company and the Guarantor are executing and delivering to the Trustee this Seventh Supplemental Indenture in accordance with the provisions of Section 9.01(5) of the Indenture; and

WHEREAS, all acts and things necessary to make this Seventh Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this Seventh Supplemental Indenture has in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree for the equal and proportionate benefit of the respective Holders of the applicable Securities from time to time, as follows:

ARTICLE 1

Amendment of Indenture

Section 1.01.    Applicability. Except as otherwise may be provided pursuant to Section 3.01 of the Indenture with respect to any particular Security issued after the date hereof, Sections 1.02 through 1.04, inclusive, of this Seventh Supplemental Indenture (i) shall apply to Securities, other than Securities issued under the Company’s Medium-Term Notes, Series E Program, issued after the execution of this Seventh Supplemental Indenture (including any such Securities of a series created before such execution) unless the Company provides that Sections 1.02 through 1.04, inclusive, of this Seventh Supplemental Indenture shall not apply to any such Securities and (ii) shall not apply to, or modify the rights of Holders of, any Securities issued before such execution and shall not apply to Securities issued after such execution under the Company’s Medium-Term Notes, Series E Program. Whether Securities have been issued after or before the execution of this Seventh Supplemental Indenture may be determined by the Company by reference to the time of either (i) the original issuance of such Securities or (ii) the original issuance of the series of which such Securities are a part pursuant to Section 3.01 of the Indenture, as the Company may determine. Any such determination by the Company or any election that Sections 1.02 through 1.04, inclusive, of this Seventh Supplemental Indenture shall not apply may (but need not) be set forth in an Officers’ Certificate or supplemental indenture establishing such Securities or series or in such other manner as the Company may determine. In the absence of any such determination, for purposes of this Section 1.01, a Security shall be deemed to be issued at the time of the original issuance of the Security pursuant to Section 3.01 of the Indenture. The Trustee shall have no obligation to determine whether any Security has been issued after or before the execution of this Seventh Supplemental Indenture. The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any such determination made by the Company.

Section 1.02.    Events of Default; Remedies

(a)    The definition of “Events of Default” contained in Section 5.01 of the Indenture is hereby amended by deleting the existing Sections 5.01(2), 5.01(3), 5.01(4) and 5.01(7) and replacing them with the following, and references in the Indenture to “Events of Default” shall mean Events of Default as such term is so amended:

“(2)    default in the payment of the principal of or any premium on any Security of that series at its Maturity when such principal or any premium, as applicable, becomes due and payable, and continuance of such default for a period of 30 days; or

(3)    [Intentionally omitted]

(4)    [Intentionally omitted]

[…]

(7)    [Intentionally omitted]”

(b)    Section 5.01 of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

“Solely for purposes of this Article Five, the term “series” shall be deemed to refer to Securities with the same CUSIP number.”

Section 1.03.    Covenant Breaches.

(a)    Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of “corporation”:

““Covenant Breach” means, with respect to the Securities of any series:

(1)    default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series;

(2)    default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is specifically dealt with in Section 5.01 of this Indenture or which has expressly been included in this Indenture solely for the benefit of other Securities), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company, the Guarantor and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or

(3) except as provided by the terms hereof, the Securities of such series and the Guarantees thereof, the cessation of the effectiveness of the Guarantee of a Security of that series or the finding by any judicial proceeding that the Guarantee of a Security of that series is unenforceable or invalid or the denial or disaffirmation by the Guarantor of its obligations under the Guarantee of a Security of that series.

A Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specifically provided pursuant to Section 3.01 with respect to such Security.”

(b)    Section 1.01 of the Indenture is hereby amended by adding the following definition immediately following the definition of “Maturity”:

““Notice of Covenant Breach” has the meaning specified in the definition of “Covenant Breach” in this Section 1.01.”

(c)    The definition of “Notice of Default” contained in Section 1.01 of the Indenture is hereby deleted in its entirety.

(d)    The first sentence of the sixth paragraph of Section 1.04 of the Indenture is hereby amended to read in its entirety as follows:

“The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Covenant Breach, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(2) or (iv) any direction referred to in Section 5.12, in each case with respect to Securities of such series.”

(e)    The fourth paragraph of Section 2.03 of the Indenture is hereby amended to read in its entirety as follows:

“[If applicable, insert — The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants, Events of Default and Covenant Breaches with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.]”

(f)    The seventh paragraph of Section 2.03 of the Indenture is hereby amended by adding the following sentence at the end of the paragraph:

“For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach in respect of such Securities.”

(g)    The eighth paragraph of Section 2.03 of the Indenture is hereby amended to read in its entirety as follows:

“As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default or Covenant Breach with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.”

(h)    Section 3.01 of the Indenture is hereby amended by deleting the existing Clause (18) and replacing such Clause with the following:

“(18) any addition to, elimination of or other change in the covenants set forth in Article Ten or the definition of “Covenant Breach” set forth in Section 1.01, which applies to any Securities of the series;”.

(i)    Clause (2)(B) of Section 3.05 of the Indenture is hereby amended to read in its entirety as follows:

“(B) there shall have occurred and be continuing an Event of Default or Covenant Breach with respect to such Global Security or”.

(j)    The first paragraph of Section 5.02 of the Indenture is hereby amended by adding the following sentence at the end of the paragraph.

“For the avoidance of doubt, except to the extent otherwise specifically provided pursuant to Section 3.01 with respect to a particular Security or Securities, neither the Trustee nor any Holders shall be entitled to accelerate the Maturity of any Security, nor shall the Maturity of any Security be otherwise accelerated, as a result of a Covenant Breach.”

(k)    The second paragraph of Section 5.03 of the Indenture is hereby amended to read in its entirety as follows:

“If an Event of Default or Covenant Breach with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.”

(l)    Section 5.07 of the Indenture is hereby amended by deleting the existing Clauses (1) and (2) and replacing such Clauses with the following:

“(1)    such Holder has previously given written notice to the Trustee of a continuing Event of Default or Covenant Breach with respect to the Securities of that series;

(2)    the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Covenant Breach, as applicable, in its own name as Trustee hereunder;”.

(m)    The first sentence of Section 5.11 of the Indenture is hereby amended to read in its entirety as follows:

“No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default or Covenant Breach shall impair any such right or remedy or constitute a waiver of any such Event of Default or Covenant Breach or an acquiescence therein.”

(n)    The second paragraph of Section 5.13 of the Indenture is hereby amended to read in its entirety as follows:

“Upon any such waiver, such default shall cease to exist, and any Event of Default or Covenant Breach arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.”

(o)    The first paragraph of Section 6.02 of the Indenture is hereby amended to read in its entirety as follows:

“If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Clause (2) under the definition of “Covenant Breach” in Section 1.01 with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this

Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to Securities of such series.”

(p)    Section 6.03 of the Indenture is hereby amended by deleting the existing Clause (9) and replacing such Clause with the following:

“(9)    the Trustee shall not be deemed to have notice of any default, Event of Default or Covenant Breach unless a Responsible Officer of the Trustee has received written notice of any event which is in fact such a default, Event of Default or Covenant Breach at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;”.

(q)    Section 6.08 of the Indenture is hereby amended by adding the following sentence at the end of the first paragraph:

“For the purpose of determining whether a conflicting interest exists within the meaning of the Trust Indenture Act, “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(r)    Section 8.01(a) of the Indenture is hereby amended by deleting the existing Clause (2) and replacing such Clause with the following:

“(2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach, shall have happened and be continuing; and”.

(s)    Section 8.01(b) of the Indenture is hereby amended by deleting the existing Clause (2) and replacing such Clause with the following:

“(2)    immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Guarantor or any Subsidiary of the Guarantor as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Event of Default or Covenant Breach, and no event which, after notice or lapse of time or both, would become an Event of Default or Covenant Breach, shall have happened and be continuing;”.

(t)    Section 10.04 of the Indenture is hereby amended to read in its entirety as follows:

“Each of the Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company or the Guarantor, respectively, ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company or the Guarantor, as the case may be, is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company or the Guarantor shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach.”

(u)    The definition of “Covenant Defeasance” contained in Section 13.03 of the Indenture is hereby amended to read in its entirety as follows, and references in the Indenture to “Covenant Defeasance” shall mean Covenant Defeasance as such term is so amended:

“Upon the Company’s or the Guarantor’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under, and the Guarantor will have no liability in respect of, Section 8.01(3) and Section 10.05, and any covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities and (2) the occurrence of any Covenant Breach (with respect to any of Section 8.01(3) and Section 10.05, and any such covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7)) or event specified in Section 5.01(8) shall be deemed not to be or result in an Event of Default or Covenant Breach, in each case with respect to such Securities and Guarantees as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities and Guarantees, the Company may omit to comply with, and the Company and the Guarantor shall have no liability in respect of, any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of a Covenant Breach), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities and Guarantees shall be unaffected thereby.”

(v)    Section 13.04 of the Indenture is hereby amended by deleting the existing Clause (5) and replacing such Clause with the following:

“(5)    No event which is, or after notice or lapse of time or both would become, an Event of Default or Covenant Breach with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.01(5) and (6), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).”

Section 1.04.    Permitted Transfers.

(a)    Section 8.01(a) of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

“Notwithstanding the foregoing and for the avoidance of doubt, the Company may convey, transfer or lease its properties and assets substantially as an entirety, in one or more transactions, to one or more Persons, provided that the properties and assets of the Company and its Subsidiaries, taken together, are not conveyed, transferred or leased substantially as an entirety to one or more Persons that are not Subsidiaries of the Guarantor.”

(b)    Section 8.01(b) of the Indenture is hereby amended by adding the following paragraph at the end of such Section:

“Notwithstanding the foregoing and for the avoidance of doubt, the Guarantor may convey, transfer or lease its properties and assets substantially as an entirety, in one or more transactions, to one or more Persons, provided that the properties and assets of the Guarantor and its Subsidiaries, taken together, are not conveyed, transferred or leased substantially as an entirety to one or more Persons that are not Subsidiaries of the Guarantor.”

ARTICLE 2

Miscellaneous Provisions

Section 2.01.    In case any provision in this Seventh Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.02.    Nothing in this Seventh Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities or of series thereof as provided herein, any benefit or any legal or equitable right, remedy or claim under this Seventh Supplemental Indenture or the Indenture.

Section 2.03.    Unless otherwise defined in this Seventh Supplemental Indenture, all terms used in this Seventh Supplemental Indenture shall have the meanings assigned to them in the Indenture.

Section 2.04.    THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 2.05.    This Seventh Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

Section 2.06.    This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.07.    The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Seventh Supplemental Indenture.

Section 2.08.    All agreements of the Company, the Guarantor and the Trustee in this Seventh Supplemental Indenture shall bind their successors and assigns, whether so expressed or not.

Section 2.09.    If any provision of this Seventh Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Seventh Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Section 2.10.    The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Seventh Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed as of the day and year first above written.

GS FINANCE CORP.
By:	/s/ Monique Rollins
	Name:	Monique Rollins
	Title:	President

THE GOLDMAN SACHS GROUP, INC.
By:	/s/ James J. White, Jr.
	Name:	James J. White, Jr.
	Title:	Assistant Treasurer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

[Signature Page to Seventh Supplemental Indenture]